PROMISSORY  NOTE
                                ----------------


$625,000.000                                        DATE:  September  26,  2000

     On this 26th day of September, 2000, Affiliated Resources Corporation, promises to pay to the order of Way Energy, Inc., a Delaware Corporation, the amount of Six Hundred Twenty Five Thousand ($625,000.00) with interest at the rate of 10 2% percent per annum from date with principal and interest due twelve (12) months and one (1) day after the 1st business day immediately following the date that Affiliated Resources Corporation closes its acquisition of Modular Processing Technology, Inc., a Nevada Corporation, or upon obtaining shareholder approval of the transaction entered into between the Settlement Recission Agreement entered into the 26th day of September, 2000 by and between Evans Systems, Inc., a Texas Corporation, Way Energy, Inc. and Affiliated Resources Corporation, and, it is agreed that in the event this note is placed in the hands of an attorney at law for collection after maturity, to pay reasonable attorney's fees and interest thereon from date of demand.


WITNESSES:                                  AFFILIATED  RESOURCES  CORPORATION


______________________________              BY: ______________________________


_____________________________               ATTEST: __________________________